As filed with the Securities and Exchange Commission on August 9, 2006

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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by Registrant   |x|
Filed by a Party other than the Registrant  | |

Check the appropriate box:
| |     Preliminary Proxy Statement
| | CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
| |     Definitive Proxy Statement
|x|     Definitive Additional Materials
| |     Soliciting Material Pursuant to ss.240.14a-12

                              PUBLIC STORAGE, INC.
               (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
|x|     No fee required
| |     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
        (1) Title of each class of securities to which transaction applies:

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        (2) Aggregate number of securities to which transaction applies:

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        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(set forth the amount on which the filing fee is calculated and state how it was determined):

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        (4) Proposed maximum aggregate value of transaction:

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        (5) Total fee paid:

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| |      Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
         (1) Amount Previously Paid:

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         (2) Form, Schedule or Registration Statement No.:

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         (4) Date Filed:

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PERSONS WHO ARE TO RESPOND TO THE COLLECTION OF INFORMATION CONTAINED IN THIS
FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

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                                EXPLANATORY NOTE

     On August 8, 2006, Shurgard Storage Centers, Inc. and Public Storage, Inc. entered into a Memorandum of Understanding related to a litigation settlement, subject to court and other approvals, of an action pending in Superior Court of Washington, County of King at Seattle captioned Doris Staer v. Shurgard Storage Centers, Inc., et al. The suit was filed as a putative class action on behalf of holders of Shurgard common stock against Shurgard and certain of the members of its Board of Directors related to the proposed merger between Public Storage and Shurgard. Pursuant to the Memorandum of Understanding, Shurgard and Public Storage agreed to disclose certain additional information. This information should be read carefully together with the joint proxy statement/prospectus that Public Storage and Shurgard have previously filed with the SEC and mailed to their respective shareholders in connection with the proposed merger.

                             SUPPLEMENTAL DISCLOSURE

         In the process of evaluating the strategic alternatives available to Shurgard, the Shurgard board of directors considered selling Shurgard's European operations separately. However, after conducting an auction process that sought bids for both Shurgard's European operations and U.S. operations separately, as well as for the entire company, the Shurgard board determined that a transaction for the entire company in a single transaction would likely result in a higher total value than selling the company in separate parts.

        In addition to the bid received from Public Storage, on January 12, 2006, Shurgard received five non-binding preliminary bids from third parties, two of which were for the entire company and three of which were for only Shurgard's European operations. The two preliminary bidders that submitted a bid for the entire company proposed $51.00 and $49.49 (on an implied value basis), respectively, for each outstanding share of Shurgard common stock, representing approximately 12.9% and 15.4% less, respectively, than the proposed price reflected in Public Storage's preliminary bid for the entire company (based on the closing price of Public Storage common stock on January 12, 2006). The three preliminary bidders that expressed an interest in acquiring only Shurgard's European operations proposed a purchase price for those operations of
1.05 billion euros, 1 billion euros and 868 million euros, respectively, or $1.26 billion, $1.20 billion and $1.04 billion, respectively, based on currency prices at the close of trading in New York on January 12, 2006.

         At a meeting of Shurgard's independent directors on March 5, 2006, the independent directors noted that the combined value of the highest offer submitted in the bidding process for Shurgard's European operations and the highest offer for Shurgard's U.S. operations was less than the implied value of Public Storage's offer for the entire company. Accordingly, the independent directors determined that, pending resolution of negotiations with Public Storage for a sale of the entire company, Shurgard should take no further action with respect to the revised bid for Shurgard's European operations from the only other remaining bidder in the process at the time, the acquisition group that included Charles K. Barbo, Chairman of the Board of Directors of Shurgard, and David K. Grant, President and Chief Executive Officer of Shurgard.

         On January 17, 2006, the Shurgard board of directors approved certain technical amendments to Shurgard's business combination agreements with senior management. The amendments to the business combination agreements were intended
(i) to clarify the terms for inclusion of bonus in severance amounts to ensure that a buyer could not reduce bonuses to $0 after a sale and thereby dramatically reduce the amount of severance owed, (ii) to clarify that the business combination agreements would terminate if an executive were to quit other than for "Good Reason" or be fired for "Cause" prior to a business combination, (iii) to clarify that the business combination agreements would terminate on a leave of absence unless otherwise agreed to in writing by Shurgard, and (iv) to add a provision requiring Shurgard (or its successor) to pay for the executive's legal fees in the event of a dispute under the business combination agreement, unless the executive's claim was found to be frivolous or brought in bad faith. Shurgard believes that the changes to the business combination agreements do not affect the amount of severance payable (except potentially for the clarification of the treatment of bonus described in clause
(i) above), the types of transactions that would trigger severance payments or the duration of the period after a business combination during which severance payments would be triggered.

        Since January 1, 2004, Citigroup Global Markets Inc., one of Shurgard's financial advisors, and affiliates of Citigroup Global Markets Inc. received from Public Storage aggregate fees for corporate and investment banking services unrelated to the merger of approximately $10 million.


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ADDITIONAL INFORMATION AND WHERE TO FIND IT


         This filing does constitute an offer of any securities for sale. In connection with the proposed transaction, Public Storage and Shurgard have filed a definitive joint proxy statement/prospectus dated July 24, 2006 with the Securities and Exchange Commission as part a registration statement regarding the proposed merger of Public Storage and Shurgard. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT MATERIAL BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT PUBLIC STORAGE AND SHURGARD AND THE PROPOSED MERGER. Investors and security holders may obtain a free copy of the definitive proxy statement/prospectus and other documents filed by Public Storage and Shurgard with the SEC at the SEC's website at www.sec.gov. Each company has scheduled an annual shareholders' meeting to be held on August 22, 2006, to, among other things, vote on approval of the merger. The definitive joint proxy statement/prospectus and other relevant documents may also be obtained free of charge from Public Storage or Shurgard by directing such request to: Public Storage, Inc. 701 Western Avenue, Glendale, CA 91201-2349, Attention: Investor Relations or Shurgard Storage Centers, Inc., 1155 Valley Street, Suite 400, Seattle, WA 98109-4426, Attention: Investor Relations.

         This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933.